Exhibit 99.1

ELDORADO RESORTS AND CAESARS ENTERTAINMENT ANNOUNCE

ELECTION DEADLINE FOR CAESARS STOCKHOLDERS

TO ELECT MERGER CONSIDERATION

Reno and Las Vegas, Nev. (July 9, 2020) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado” or the “Company”) and Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars” or “Caesars Entertainment”) today announced that, in connection with the previously announced merger (the “Merger”) of Caesars with a subsidiary of Eldorado, the deadline for Caesars stockholders to elect the form of merger consideration they wish to receive in the transaction has been set for 5:00 p.m., New York time, July 16, 2020 (the “Election Deadline”). The completion of the transaction remains subject to the satisfaction or waiver of certain closing conditions contained in the parties’ Agreement and Plan of Merger, dated as of June 24, 2019 (as amended on August 15, 2019, the “Merger Agreement”). The Election Deadline may be changed or extended in the event the anticipated closing date is delayed to a subsequent date, in which case Eldorado will promptly announce any such delay and, when determined, the rescheduled Election Deadline.

The Election Form and Letter of Transmittal (the “Election Form”) necessary for Caesars stockholders to make an election as to the form of consideration they wish to receive was mailed (along with other election materials) on May 29, 2020 to holders of record of Caesars common stock as of May 21, 2020.

As further described in the election materials, Caesars stockholders of record wishing to make an election must deliver to Computershare Inc. (the “Exchange Agent”) by the Election Deadline a properly completed and signed election form along and, if applicable, their Caesars stock certificates (or a properly completed notice of guaranteed delivery) or, in the case of book-entry shares, any additional documents specified in the procedures set forth in the election form. Caesars stockholders of record that hold all of their shares of Caesars common stock in electronic, book-entry form may also make their election by submitting election instructions online prior to the Election Deadline by logging on to the Web Platform at www.eldoradocaesarselection.com. Caesars stockholders who hold shares through a bank, broker or other nominee may be subject to an earlier election deadline and should carefully review any materials they received from their bank, broker or other nominee regarding how to make an election as to the form of merger consideration they wish to receive.

Subject to the proration procedures specified in the Merger Agreement, Caesars stockholders may elect to receive in exchange for each issued and outstanding share of Caesars common stock (other than shares of Caesars common stock that are (a) owned or held in treasury by Caesars or owned by Eldorado or any of its subsidiaries or (b) held by a holder of record who did not vote in favor of the Merger and is entitled pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law) consideration payable in either cash (the “Cash Election Consideration”) or common stock, par value $0.00001 per share, of Eldorado (the “Stock Election

Consideration”), each as more fully described in the Merger Agreement. The value of the merger consideration will fluctuate with the market price of Eldorado common stock and will be determined based on the volume weighted average trading price of a share of Eldorado common stock on the Nasdaq Global Select Market for the ten trading day period starting on the 11th trading day prior to the anticipated closing date of the Merger and ending on the second trading day prior to the anticipated closing date of the Merger as reported by Bloomberg Finance L.P.

All such elections are subject to the proration procedures described in the Merger Agreement and in the joint proxy statement/prospectus, dated October 11, 2019 (the “Joint Proxy Statement/Prospectus”). There is no guarantee that Caesars stockholders will receive the Cash Election Consideration or the Stock Election Consideration in the amounts that they elect.

Caesars stockholders failing to make a valid election by the Election Deadline will be considered no election stockholders and will have their Caesars shares converted into the right to receive the Cash Election Consideration, the Stock Election Consideration or a combination of both depending on the elections made by other Caesars stockholders according to the proration procedures specified in the Merger Agreement. Caesars stockholders are urged to consult their tax advisors for a full understanding of the tax consequences of exchanging Caesars shares for the Cash Election Consideration and/or Stock Election Consideration.

Caesars stockholders with questions regarding the election procedures, or who wish to obtain copies of the election materials, may contact Georgeson LLC, the Company’s Information Agent, toll free at (800) 676-0098. Caesars stockholders holding shares through a bank, broker or other nominee should contact their bank, broker or other nominee, as applicable, to obtain copies of the election materials.

Caesars shareholders should carefully read the Joint Proxy Statement/Prospectus, the Merger Agreement, and all election materials provided to them before making their elections.

About Eldorado Resorts, Inc.

Eldorado is a leading casino entertainment company that owns and operates twenty-one properties in eleven states, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, and Ohio. In aggregate, Eldorado’s properties feature approximately 22,400 slot machines, VLTs and e-tables and approximately 640 table games, and over 11,200 hotel rooms. For more information, please visit www.eldoradoresorts.com.

About Caesars Entertainment Corporation

Caesars Entertainment is one of the world’s most diversified casino-entertainment providers and the most geographically diverse U.S. casino-entertainment company. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. For more information, please visit www.caesars.com/corporate.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, the Company has filed a registration statement on Form S-4, and the Company and Caesars each filed the definitive joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) on October 11, 2019. The definitive joint proxy statement/prospectus was sent to the stockholders of the Company and Caesars on or about October 15, 2019. The Company and Caesars have filed and may also file other documents with the SEC regarding the proposed Merger. Before making any investment decision, investors and security holders of the Company and Caesars are urged to carefully read the entire registration statement and definitive joint proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Merger. The documents filed by the Company and Caesars with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company may be obtained at its website at www.eldoradoresorts.com. Alternatively, these documents, when available, can be obtained from the Company upon written request to Eldorado Resorts, Inc., 100 West Liberty Street, Suite 1150 Reno, Nevada 89501, Attn: Investor Relations, or by calling (775) 328-0112, or from Caesars upon written request to Caesars Entertainment Corporation One Caesars Palace Drive, Las Vegas, Nevada 89109, Attn: Investor Relations, or by calling (800) 318-0047.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of Eldorado and Caesars and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding the timing and completion of the Merger. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should,” “will” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that the forward-looking events discussed in this document will occur or be achieved. There is no assurance that the Merger will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Information on risks and uncertainties is available in each of Eldorado’s and Caesars’ recent filings with the SEC, including their respective reports on Form 10-K, Form 10-Q and Form 8-K. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. The forward-looking statements in this document speak only as of date of this document. These factors are difficult to anticipate and are generally beyond the control of Eldorado and Caesars. Neither Eldorado nor Caesars undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

Contacts:

For Eldorado Resorts, Inc.

Brian Agnew

Eldorado Resorts

775/328-0112

investorrelations@eldoradoresorts.com

Joseph N. Jaffoni, Richard Land, James Leahy

JCIR

212-835-8500

eri@jcir.com

For Caesars Entertainment Corporation

Media Contact:

Rich Broome

rbroome@caesars.com

Investor Relations Contact:

Joyce Arpin

jthomas@caesars.com